Exhibit 32.1

CERTIFICATION UNDER SECTION 906

OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of West Marine, Inc. (the “Company”) for the period ended March 31, 2007, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Peter L. Harris, Chief Executive Officer of the Company, and I, Thomas R. Moran, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L. Harris
Name:	Peter L. Harris
Title:	Chief Executive Officer
Date:	May 10, 2007

/s/ Thomas R. Moran
Name:	Thomas R. Moran
Title:	Chief Financial Officer
Date:	May 10, 2007

A signed original of this written statement required by Section 906 or other documentation authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to West Marine, Inc. and will be retained by West Marine, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Report, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of West Marine, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).